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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                        Date of Report:  October 1, 1996




                         FOUNDATION HEALTH CORPORATION
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   DELAWARE                   1-10540               68-0014772
---------------           -------------          ----------------
(State or other             (Commission           (IRS Employer
jurisdiction of             File Number)          Identification
  corporation)                                    No.)




  3400 DATA DRIVE, RANCHO CORDOVA, CA                 95670
---------------------------------------            ------------
(Address of principal executive office)             (Zip Code)




               Registrant's telephone number, including area code:
                                 (916) 631-5000

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Item 5.  Other Events.

     On October 1, 1996, Foundation Health Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger with Health Systems International, Inc. ("HSI") and FH Acquisition Corp., a wholly owned subsidiary of HSI ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, subject to regulatory and stockholder approvals.

     On October 1, 1996, the Company entered into an Amendment to its Rights Agreement with ChaseMellon Shareholder Services, L.L.C. to exempt HSI and Merger Sub from the Rights Agreement and modify the circumstances under which the Company's Board of Directors can terminate the Rights Agreement.


Item 7.  Financial Statements and Exhibits.

          (c)  Exhibits.

               Exhibit
               Number


               4.1 Amendment dated as of October 1, 1996 to Rights Agreement dated as of September 27, 1991 between Foundation Health Corporation and ChaseMellon Shareholder Services, L.L.C. (as successor to Chemical Trust Company of California and Manufacturers Hanover Trust Company of California).

               99.1      Press Release dated October 1, 1996.

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                         SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  October 9, 1996.


                              FOUNDATION HEALTH CORPORATION



                              By   /s/JEFFREY L. ELDER
                              ------------------------------
                                  Jeffrey L. Elder
                                Senior Vice President and
                                 Chief Financial Officer

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                          EXHIBIT INDEX

Exhibit
Number                   Description
------                   -----------
4.1                      Amendment dated as of October 1, 1996 to Rights
                         Agreement dated as of September 27, 1991 between Foundation Health Corporation and ChaseMellon
                         Shareholder Services, L.L.C. (as successor to Chemical
                         Trust Company of California and Manufacturers Hanover
                         Trust Company of California).

99.1                     Press Release dated October 1, 1996.